Exhibit 25

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

BANK OF UTAH

(Exact name of trustee as specified in its charter)

Utah	87-0218467
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

2605 Washington Boulevard Ogden, UT	84401
(Address of principal executive offices)	(Zip code)

GWG HOLDINGS, INC.
(Exact name of obligor as specified in its charter)

Delaware	26-2222607
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

220 South Sixth Street, Suite 1200 Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip code)

L Bonds
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank of San Francisco	120 South State Street Salt Lake City, UT 84111

Utah Department of Financial Institutions	324 South State Street Salt Lake City, UT 84114

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Items 3-15 are not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	A copy of the articles of incorporation of the Trustee, incorporated by reference to Exhibit 1 of Form T-1 filed by the Bank of Utah on September 30, 2011.

2.	A copy of certificate of authority of the Trustee to commence business, incorporated by reference to Exhibit 2 of Form T-1 filed by the Bank of Utah on September 30, 2011.
3.	Authorization of the Trustee to exercise corporate trust powers was granted under the articles of incorporation of the Trustee, incorporated by reference to Exhibit 1 of Form T-1 filed by the Bank of Utah on September 30, 2011.

4.	A copy of the existing bylaws of the Trustee. Not applicable.

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act, incorporated by reference to Exhibit 6 of Form T-1 filed by the Bank of Utah on September 30, 2011.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority, incorporated by reference to Exhibit 7 of this Form T-1.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1931, the trustee, Bank of Utah, a corporation organized and existing under the laws of Utah, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Salt Lake City, and State of Utah, on the 18th day of December, 2014.

BANK OF UTAH

By:	/s/ C. Scott Nielsen
Name:	C. Scott Nielsen
Title:	Vice President

Exhibit 7

Report of Condition of Trustee as of the Quarter Ended September 30, 2014

Schedule RC - Balance Sheet

BANK OF UTAH	FFIEC 041
RSSD-ID 933975	Quarter End Date 9/30/2014
Last Updated on 10/30/2014	11

Dollar amounts in thousands

			1.
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin	RCON0081	16,311	1.a.
b. Interest-bearing balances	RCON0071	90,014	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCON1754	22,884	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCON1773	94,920	2.b.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold	RCONB987	309	3.a.
b. Securities purchased under agreements to resell	RCONB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCON5369	11,064	4.a.
b. Loans and leases, net of unearned income	RCONB528	597,794	4.b.
c. LESS: Allowance for loan and lease losses	RCON3123	7,872	4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCONB529	589,922	4.d.
5. Trading assets (from Schedule RC-D)	RCON3545	0	5.
6. Premises and fixed assets (including capitalized leases)	RCON2145	12,819	6.
7. Other real estate owned (from Schedule RC-M)	RCON2150	0	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCON2130	0	8.
9. Direct and indirect investments in real estate ventures	RCON3656	0	9.
10. Intangible assets:			10.
a. Goodwill	RCON3163	5,894	10.a.
b. Other intangible assets (from Schedule RC-M)	RCON0426	0	10.b.
11. Other assets (from Schedule RC-F)	RCON2160	28,897	11.
12. Total assets (sum of items 1 through 11)	RCON2170	873,034	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	705,589	13.a.
1. Noninterest-bearing	RCON6631	45,008	13.a.1.
2. Interest-bearing	RCON6636	660,581	13.a.2.
b. Not applicable			13.b.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased	RCONB993	0	14.a.
b. Securities sold under agreements to repurchase	RCONB995	41,654	14.b.
15. Trading liabilities (from Schedule RC-D)	RCON3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON3190	0	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures	RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)	RCON2930	7,347	20.
21. Total liabilities (sum of items 13 through 20)	RCON2948	754,590	21.
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCON3838	0	23.
24. Common stock	RCON3230	3,656	24.
25. Surplus (exclude all surplus related to preferred stock)	RCON3839	8,534	25.
26. Not available			26.
a. Retained earnings	RCON3632	106,519	26.a.
b. Accumulated other comprehensive income	RCONB530	-265	26.b.
c. Other equity capital components	RCONA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCON3210	118,444	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCON3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCONG105	118,444	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCON3300	873,034	29.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2013	RCON6724	NR	M.1.
2. Bank's fiscal year-end date	RCON8678	NR	M.2